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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our report dated October 31, 1995 included in or made a part of this registration statement filed on August 26, 1996, and the reference to our firm elsewhere in this registration statement.


                                               /s/ ARTHUR ANDERSEN LLP
                                          _____________________________________
                                                  ARTHUR ANDERSEN LLP

Los Angeles, California
August 23, 1996